Exhibit 10.5

Purchase and Sales of Goods/Services Agreement

(English Translation)

Through negotiations, Baoshan Iron & Steel Co., Ltd. (hereinafter referred to as “Party A”) and Henan Gengsheng Refractories Co., Ltd. (hereinafter referred to as “Party B”) agree to enter into this agreement in connection with the on-time delivery of the materials used for the Project of Refractories in 1-4# Heating Furnace for BaoSteel 1880 Hot Rolling Mill, as follows:

1.

The components of the Agreement

The following documents constitute an integral part of the Agreement:

1.1

technical attachments duly signed by both parties

1.2

bid documents and its supplements and amendments, written understandings, and the letter of acceptance.

1.3

design drawings, and existing national standard

2.

Subject Matter of Agreement, Quality Requirements, and Technical standard

2.1

See Appendix 1 “List of Materials to be Supplied” for details on the subject matter of the Agreement.

The total contract price is 4287866.9 Yuan (excluding the value-added tax and price of delivery at the place designated by Party A) including packing charges, freight, insurance premiums),.

2.2

See Appendix 2 for quality requirements and technical standard.

3.

The Rights and Responsibilities of the Parties

3.1

The rights and responsibilities of Party B

                 3.1.1

Party B warrants that, to the extent specified in the Agreement, it will perform its responsibilities and obligations in all respects as required in the Agreement until the Agreement is fulfilled.

                 3.1.2

Party B shall produce the goods as required in accordance with the technical standard, drawing designs, technical attachments and relevant attachments confirmed by both Parties.

                 3.1.3

Without Party A’s written consent, Party B shall not subcontract or make inter-company transfer (even to any affiliate of Party B), and if any such subcontract or inter-company transfer is necessary, Party A’s written consent is required.

                 3.1.4

In case of any processing or manufacturing by Party B of any materials involving safety consideration, environmental protection and hazardous nature, Party B shall carry out such manufacturing and inspection in accordance with relevant national and Shanghai Municipality regulations, rules and mandatory standard.

                 3.1.5

Party A and Party B shall negotiate the time for delivery for the Agreement Materials in accordance with the schedule of the Project, and include the time for delivery in Appendix 1. Party B shall make delivery on time in accordance with the “Delivery Date” specified in Appendix 1.

                 3.1.6

In order to satisfy the requirements of Party A’s construction schedule, Party B shall provide correct documentation on time as required.

                 3.1.7

Party B shall fulfill the preparation work for ex-factory inspection of such materials as listed under Item “A” in Appendix 1, and ensure the successful fulfillment of joint inspection by Party A’s on-site inspector.

                 3.1.8

Party B shall warrant that no nonconforming materials provided by Party B will leave the factory.

                 3.1.9

Upon the delivery of materials, Party B shall assist Party A in fulfilling the inspection work at the stages of box-open, processing, brick-laying, drying-out, etc..

                 3.1.10

The quality warranty period for the Agreement Materials is for one year after such materials are put into production, and in case of any quality problem during the warranty period, Party B shall make replacement or repair, free of charge, and make compensation for losses.

                 3.1.11

Party B shall be responsible for the quality of the refractory products provided by Party B.

                 3.1.12

Party B shall, as required by Party A’s construction schedule, timely deal with any problem that Party B is accountable to, and be liable for any and all expenses accruing thereon; in case of any problem that Party A is accountable to, Party B shall assist Party A in dealing with it, at the expense of Party A.

                 3.1.13

If any defect in any materials provided by Party B is found after the materials are shipped to the site of Party A, and Party B shall be responsible for the defect, then Party A shall assist in the arrangement of storage site, lifting, transportation, water, power, gas, vapor, tool and other issues, at the expense of Party B. If Party B fails to resolve such issues within one week after its receipt of notification, Party A is entitled to deal with the issues itself at the expense of Party B, and such expenses shall be paid off, deducted and returned after the payment for materials is made to Party B.

                 3.1.14

If any work suspension on the part of Party A is caused for any reason Party B is accountable to, Party A shall timely notify Party B to dispatch a person to the site to deal with the problem. If Party B fails to dispatch a person to the site in accordance with the time required by Party A so that the requirements of Party A’s construction schedule is not satisfied, then Party A is entitled to deal with the problem at the expense of Party B, and such expenses shall be paid off, deducted and returned after the payment for materials is made to Party B.

                 3.1.15

The materials provided by Party B shall be packed in accordance with relevant provisions of the Agreement, and satisfy the requirements of environmental protection. If any loss of or defect in any materials is caused due to any improper packaging, then Party B shall be liable for repair, replacement and supplementary supply provided that the construction progress is ensured.

                 3.1.16

Party B shall fulfill the after-sale (field) services concerning materials, and shall dispatch field service personnel on time in accordance with the date specified in the notice given by Party A.

                 3.1.17

Party B shall not amend the Agreement without the written consent of Party A. In case of any such change without the consent of Party A, Party B shall be liable to compensation for any and all direct economic losses caused to Party A due to Party B’s unilateral activity.

                 3.1.18

Party B shall provide proper convenience in respect of working, living, traffic, etc. for personnel assigned by Party A to the premises of Party B.

                 3.1.19

Any technical service personnel assigned by Party B to the site of Party A shall abide by Party A’s factory discipline and rules related to safety, and Party B shall be liable for any safety accident caused by Party B.

                 3.1.20

Party B shall warrant that Party B (including Party B’s carriers)will meet the delivery vehicle pollution control requirement, and simultaneously, Party B shall assist in conducting environmental sanitation work within the factory area of BaoSteel.

3.2

The rights and responsibilities of Party A

3.2.1

Party A has the right to require Party B to organize joint “A Inspection” before any materials leave factory. Party A has the right to carry out interim inspection and on-site supervision at the factory.

3.2.2

Party A shall timely dispatch personnel to the factory to attend ex-factory inspection according to the provisions of Appendix 1 attached to the Agreement.

3.2.3

Party A or the consignee appointed by Party A has the right to carry out acceptance inspection of any materials after the materials arrive at BaoSteel.

3.2.4

Party A or an entity appointed by Party A shall carry out acceptance inspection of any materials delivered by Party B, and shall carry out storage, safe-keeping and maintenance in accordance with the safekeeping requirements provided by Party B. If any loss of or defect in any materials is caused due to any improper storage, safekeeping or handling by Party A, Party A shall be liable for such loss or defect, and Party B shall actively assist in mitigating such loss or defect, at the expense of Party A.

3.2.5

Party A shall not amend the Agreement without the written consent of Party B. In case of any such change without the consent of Party B, Party A shall be liable to compensation for any and all direct economic losses caused to Party B due to Party A’s unilateral activity.

3.2.6

Party A shall provide proper conveniences in respect of working, living, traffic, etc. for personnel assigned by Party B to the site of Party A.

3.2.7

Any technical service personnel assigned by Party A to the premises of Party B shall abide by Party B’s factory discipline and rules related to safety, and Party A shall be liable for any safety accident ascribable to Party A.

4.

Inspection of Materials

In order to ensure the quality and performance of Agreement Materials meet requirements, Party A will, as required, carry out various types of inspections of materials processed and manufactured by Party B, including interim inspection, on-site supervision, pre-factory inspection, arrival inspection, etc..

4.1

Basis for Inspection:

4.1.1

technical attachments duly signed by both Parties;

4.1.2

design and manufacturing drawing designs provided by Party A;

4.1.3

relevant existing standards and criteria;

4.1.4

in case of any conflict among the said basis for inspection, those providing for higher requirements shall prevail.

4.2

Interim Inspection or On-site Supervision

4.2.1

As for any materials involving certain significant, key, and complicated manufacturing processes, Party A or an entity appointed by Party A shall have the right to carry out interim inspection or on-site supervision of such materials, including long-term on-site supervision.

4.2.2

During the course of interim inspection or on-site supervision by Party A, Party B cannot be relieved of any of its quality warranty responsibilities under the Agreement.

4.2.3

If during the course of interim inspection or on-site supervision by Party A, Party B is found to be unable to ensure that the actual product quality meets the order requirement, then Party A has the right to cease to perform the part of contract in respect of the product of relevant specification.

4.2.4

The on-site supervisor or interim inspector assigned by Party A to the premises of Party B shall have the right to stop Party B from shipping any nonconforming products, and have the right to supervise the disposal by Party B of nonconforming products.

4.3

Pre-factory Inspection

4.3.1

Pre-factory inspection of materials is carried out in two modes, i.e., “A” Inspection and “B” Inspection, and the mode of pre-factory inspection corresponding to each product shall be listed under the Class of Inspection in Appendix 1.

4.3.2

“A” Inspection refers to the mode in which both Party A and Party B carries out joint inspection of materials before the materials leave the factory, and the outline of such inspection shall be provided by Party B and may be taken as main basis for “A” Inspection only after it is discussed by both Party A and Party B.

4.3.3

“B” Inspection refers to the mode in which materials are inspected, in principle, without the presence of Party A before the materials leave the factory.

4.3.4

As for any materials listed under “A” Inspection in Appendix 1, Party B shall notify Party A’s inspectors to go to Party B to, together with Party B, carry out inspection in terms of quality, performance and other technical requirements of materials, provided that the materials pass self-inspection.

4.3.5

If during the period of “A” Inspection, Party A’s inspectors make a request to add any items or technical performances to be inspected to those listed in the outline of inspection, such addition can be made only after negotiation with Party B.

4.3.6

Any quality inspection and understanding by Party A’s inspectors of any materials at Party B’s manufacturing factory shall not be deemed that Party A has accepted such materials, nor shall such inspection and understanding be taken as alternative to any inspection necessary to be conducted after the materials arrive at BaoSteel, nor shall such inspection and understanding relieve Party B of any of its quality warranty responsibilities under the Agreement.

4.4

Arrival Inspection and Acceptance Inspection

4.4.1

Party B shall, prior to shipment of goods, deliver a shipping advice to Party A in written form, and the shipping advice shall provide the Product Lot No., detailed packing list, etc., and the item name, type, specifications and other items listed in the packing list shall be strictly identical with those specified in the Agreement, order list and other relevant attachments and agreement.

4.4.2

After any materials are shipped to any warehouse or open storespace of Party A, Party A shall, in accordance with the shipping advice and packing list provided by Party B, carry out acceptance inspection in terms of quantity and external packing. If Party A finds any discrepancy in quantity or in packaging, Party A shall give a timely notice to Party B.

4.4.3

After any materials are shipped to any warehouse or open storespace of Party A, Party A shall give a notice to Party B within ten working days, and both Party A and Party B shall jointly open the box to inspect the appearance and dimension of the materials and to carry out sampling inspection of physiochemical properties.

4.4.4

If Party B is unable to participate in any arrival inspection or acceptance inspection on time, then Party A or an entity appointed by Party A may carry out such inspection by itself, and Party B shall acknowledge the result of such inspection.

4.4.5

If any quality problem is found during any arrival inspection or acceptance inspection, Party B shall timely deal with the problem at the expense of Party B. If Party B is not accountable to the problem, then Party B shall actively assist Party A in dealing with the problem.

4.4.6

If necessary, Party A has the right to appoint a State-recognized institution to carry out various types of inspections, and if in any inspection result, the quality on the part of Party B is found to be incompliant with requirements, then Party B shall assume the corresponding liability for breach of the Agreement and be liable for various inspection expenses.

4.4.7

Any arrival inspection or acceptance inspection of any materials by Party A or by an entity appointed by Party A cannot relieve Party B of any of Party B’s quality warranties during the course of use of the materials at the site of Party A.

4.4.8

As for any products found to be nonconforming in terms of appearance in any arrival inspection or acceptance inspection, Party B shall immediately make a supplementary supply. Quality of supplemented products=( quantity of that lot)﹡([quantity of products found to be nonconforming in sampling inspection]/[sampling quantity] ) ﹡100%.

4.4.9

Any materials found to fail to pass physiochemical inspection in any arrival inspection or acceptance inspection shall be rejected, and Party B shall immediately organize a supplementary supply as required by Party A.

4.4.10

The quantity of final delivery shall depend on the result of open-box checking and counting when Party B’s materials arrive at Party A’s construction site for processing and brick-laying. Party A shall, three days in advance of the box-open, notify Party B to go to the site to attend such checking and counting, and if Party B fails to attend such checking and counting on time, Party A or an entity appointed by Party A may carry out such checking and counting by itself and Party B shall acknowledge the result of such checking and counting. If any quantity insufficiency or any nonconforming materials (physiochemical properties, appearance, dimension tolerance) caused for any reason ascribable to Party B is found during that course, then Party B shall immediately make a supplementary supply, free of charge. If Party B fails to make such supplementary supply, Party B shall refund the corresponding payment for materials and bear the expenses additionally accruing due to it; if Party A’s construction period is affected by Party B’s failure to make such supplementary supply or by Party B’s failure to make such supplementary supply timely, then Party B shall make compensation for the economic losses suffered by Party A.

4.4.11

When Party B makes an objection to Party A’s inspection result, Party B shall have the right to make a request for re-inspection. In case of such re-inspection, samples jointly taken by both Party A and Party B shall be sent to Shanghai Institute of Ceramics for inspection, and the expenses arising out thereof shall be born by the losing party.

5.

Packaging and Marking

5.1

See BaoSteel standards for packaging requirements by project.

5.2

The two adjacent sides of each package of materials shall be clearly marked with indelible paint as follows:

Project Name: Refractories in 1-4# Heating Furnace for BaoSteel 1880 Hot Rolling Mill

Contract No.:                           Order No.:

Place of Destination:

Ordered by: Baoshan Iron & Steel Co., Ltd. Material and Spare Part Procurement Dept.

Consignee: Shanghai BaoSteel Equipment Survey Company Material Supply Center

Item Name:

Specifications:                          Tolerance:

Serial No. of this Package/Total Quantity of Inner Cases:

Weight (kg): Net weight/gross weight

Quantity:  pieces

Dimension of Case Piece (mm): length X width X height

Manufactured by:

5.3

If any loss of or defect in any material products is caused due to any improper packaging or unclear marking by Party B, then Party B shall have the responsibility to make replacement or supplement, at the expense of Party B. If any loss of or defect in any material products is caused due to any improper safekeeping by Party A, then Party B shall be actively assist Party A in making such replacement or supplement, and Party A shall be liable for expenses arising out thereof.

6.

Delivery

6.1

Consignee: Shanghai BaoSteel Equipment Survey Company Material Supply Center

6.2

Place of Delivery: the place of delivery designated by Party A.

6.3

Mode of Transportation: by train or by motor vehicle, the freight is included in the price of goods.

6.4

The packing charges and goods insurance premiums are included in the price of goods.

6.5

Assumption of Risks: Party B shall assume all risks before goods are delivered on seeping board at the place of delivery designated by Party A.

7.

Field Services

7.1

Filed services refer to all services which Party A requires Party B to dispatch personnel to Party A or Party A’s construction site to carry out during the course of conclusion/execution of the Agreement and after the arrival of goods.

7.2

Party B shall be liable for all expenses arising out of field services.

8.

Liability for Breach of Agreement

8.1

One party who fails to perform the Agreement or without the consent of the other party, amend the Agreement shall assume the liability for breach, and the provisions of relevant laws and the Agreement shall be applicable.

8.2

In the event of any Force Majeure events, one party fails to perform all or a part of the Agreement, that Party may be relieved of all or a part of its liability for breach under relevant laws or under the Agreement. Meanwhile, Party B shall timely notify Party A and resume production; if Party B cannot resume production, Party B shall make its best efforts to assist Party A in seeking remedies.

8.3

Breach for Late Delivery

If Party B fails to make delivery in accordance with the scope of supply and time for delivery as specified in Appendixes 1 and 2, Party B shall pay a “late delivery penalty” to Party A, and the penalty shall be deducted from the payment for goods, and if the payment for goods is insufficient to cover the penalty, then Party B shall pay the insufficiency separately.

8.3.1

Method for calculating the penalty: in case of a one-day delay in delivery, the penalty for each overdue day shall be equal to 0.5% of the price of delayed materials; in case of a no-less-than-five-day delay in delivery, the penalty for each overdue day accruing from the sixth overdue day shall be equal to 1% of the price of delayed materials.

8.3.2

The accumulated amount of “late delivery penalty” shall not exceed 10% of the price of delayed materials.

8.3.3

In case of a no-less-than-fifteen-day delay in delivery, both Party A and Party B shall conduct negotiations, and Party B shall adopt all measures to satisfy Party A’s requirements and bear any and all expenses arising out thereof. The said penalty will not relieve Party B of its responsibility for specific performance.

8.4

Breach in Packaging

If Party B fails to pack materials in accordance with the provisions of the Agreement, then Party A shall have the right to deduct 1% of the payment for the part of goods in breach of the Agreement, based on the degree of breach determined at the time of acceptance inspection. The penalty shall be deducted from the payment for goods, and if the payment for goods is insufficient to cover the penalty, then Party B shall pay the insufficiency separately.

8.5

Breach in Quality

8.5.1

Party B shall be liable for the quality of material products provided by Party B, and in case of any quality problem in any materials provided by Party B, Party B shall timely replace the materials. If the construction progress is affected, Party B shall pay Party A a penalty equal to 5% of the price of the goods (See Appendix 5: Quality Discrepancy and Breach Settlement Form); if any construction quality problem is caused, Party B shall actively mitigate it, and simultaneously pay a compensation equal to 10% of the price of the part of goods in breach of he Agreement.

8.5.2

If any goods provided by Party B is found to be nonconforming after Party A’s inspection, and in order to ensure the construction schedule is fulfilled, Party A allows degradation or substitution, then Party A may accept the goods provided by Party B, provided that the price of the lot of goods is reduced by 5%-10% for each nonconforming index at the time of settlement, and the specific price reduction percentage shall be implemented after negotiation between Party A and Party B based on the effect of the nonconforming index on the overall performance of materials.

9.

Termination of Agreement

9.1

If Party B terminates the contract without consent of Party A, Party A has the right to recover all the money that has been paid to Party B, and to demand compensation for the direct economic loss resulted from termination of contract by Party B.

9.2

If Party A terminates the contract without consent of Party B, Party B has the right to demand compensation for the direct economic loss resulted from termination of contract by Party A.

9.3 If one of following cases happens, the demanding part has the right to terminate the whole part or some part of the contract, and also has the right to demand the supplier to pay for 50% commodity price of dissolution or termination part as penalty.

9.3.1 Party B subcontracts or delegates to other factories (include affiliation factories of Party B) to manufacture without written consent of Party A.

9.3.2 If Party B terminates the contract without consent of Party A, Party A has the right to recover all the money that has been paid to Party B, and to demand compensation for the direct economic loss resulted from termination of contract by Party B.

9.3.4 During interim inspection or supervision of the manufacture process in the factory, if Party A finds that Party B changes material or formulation, fails to comply with the production or technical standard, Party A shall give a notice to Party B at the first time, and Party A has the right to terminate the contract immediately if such event takes place for the second time.

9.3.5 For the installment delivery of materials, Party A will make inspection to the arrived materials. If there are unqualified products existing in two installments, Party A has the right to terminate the contract.

9.3.6 During performance of the contract, Party B merges with or into other companies without notification to Party A.

9.3.7 During performance of contract, Party B transfer its main assets or facilities without notification to Party A.

10.

Amendment to the Agreement

10.1 If Party A and Party B decide to amend the agreement, the amendment shall become effective only if it is sealed by both parties.

10.2 If Party A or Party B decide to amend the appendixes of the agreement and the technical (operating) data agreed upon by both parties, the proponent party will provide a notice of change (for alternations to blueprints or data, the blueprints or data that changed according to original copies should be attached) to the other party by quickest means. The other party should sign confirmation opinions for the requirements of amendment within one week after receiving the notice of change.

10.3 For the economic compensation resulted from the notice of change, Party A and Party B should sign an amendment agreement about the prescribed amount, payment date and methods in time (within 45days after receiving the notice of change at the latest).

10.4 If delivery date changes, the fax or written notice of the demanding Party shall prevail.

10.5 any change that is not consistent with Sections 10.1-10.4 shall be invalid.

11.

Payment conditions and Clearing Forms

11.1 In principle, payment for materials shall be made through two installments (delivery payment for the materials and remainder payment for the materials). Among them, material delivery payment accounts for 90% of the contract total prices, and material remainder payment account for 10% of the contract total prices.

11.2 Payment conditions of each installment

11.2.1

Material delivery payment

Party B delivers the materials to Baosteel according to the requirements of the contract. After opening the containers and inspecting quality, Party B should draw up full amount invoice (include added-value tax) of the material price, and Party A should pay for 90% amount of the invoice. This kind of payment should be paid within one month after receiving the invoice and the full document of settlement. When paying for material delivery payment, the penalties of Party B’s breach of the contract should be deducted from material delivery payment.

112.2

Material Remainder Payment (Option)

Method One: if Party B fails to provide a letter of guarantee, Party A may hold 10% amount of money as remainder payment when paying for each shipment of goods. If the materials supplied by Party B match the contract requirements, Party B will draw up a receipt and Party A should pay for it after quality assurance period expires and within 30 days after receiving the receipt (free of interest).

Method Two: Party B provides a letter of guarantee when delivering the first shipment of materials.  The sum of the remainder payment accounts for 10% of the contract total prices. If the materials supplied by Party B match the contract requirements, Party A should return the letter of guarantee to Party B within 30 days after the expiration of quality assurance period.

11.3 Payment methods: the payment will be calculated every month after Party B delivers the first shipment of goods. The payment of suppliers outside Shanghai may be paid by wire transfer, and those inside Shanghai should be paid by credit memo.

11.4 If Party A fails to pay for the money to Party B timely, Party A should pay penalty for late ayment to Party B (except for refusing to pay for the money according to the contract provisions).

11.5 When Party B handling documents for Party A, it should provide delivery receipt, weight lists, quality receipts, quality guarantees, and it should also give clear indications of contract number, material serial number, name, models and specifications, measurement units, quantities, arrival location, producer.

11.6 If one of following events happens, Party A has the right to refuse paying the whole part or some part of purchase prices of the goods.

11.6.1 The price on the invoice, bank of Party B or account number of Party’s account with the bank of Party B are consistent with the agreement; there are calculation errors regarding aggregate amount or settlement documents are incomplete.

11.6.2 Party B advances or delays the delivery without consent of Party A.

11.6.3 According to the contract provisions, Party B has responsibility for breaching the contract.

12.

Agreement Validation, Arbitration and Others

12.1 This agreement shall become effective after representatives authorized by Party A and Party B sign and affix company seals.

12.2 This contract should have four copies, and each of the parties shall hold two copies.

12.3 After the contract becomes effective, Party A and Party B should abide by and strictly perform each provision and clause in the contract. Any Party that fails to fully perform the contract should take responsibility for breaching the contract, and compensate the nonbreaching party for economic loss according to related provisions in this contract.

12.4 If the products provided by Party B infringe other third-party’ trademark, patent or other intellectual property, Party B should take responsibility on its own account. If such infringement adversely affects Party A’s interests, the compensation method and amount shall be discussed by both parties.

12.5 In the even of any dispute arising from the performance of the agreement, Party A & B should resolve it through negotiation. Arbitration shall be pursued in case the dispute cannot be solved through negotiation.

Arbitration should be held in the city where the agreement is executed, and the loser should bear the cost. During negotiation and arbitration period, both parties should perform each Party’s duties defined in the agreement except for matters being negotiated and arbitrated.

12.6 This contract will be terminated automatically after the purpose of the agreement has been achieved.  In addition, the agreement may be terminated after negotiation by both parties.

Party A: Baosteel Co., Ltd.	Party B: Henan Gengsheng Refractories Co., Ltd.
Legal Representative: Lejiang Xu	Legal Representative: /s/Shunqing Zhang
Entrusted Agent: /s/ Songshan Wang	Entrusted Agent: /s/Yufeng Zhang

Date: July 10, 2006

Appendix 1

Material supply detailed list (contract number: _______)

(Baosteel 1880 hot rolling 1-4# furnace refractory matters)

Material Code	Name	Quality of material	Drawing number	Models & specifications	Unit	Quantity	Successful bidder	Unit price of successful bid	Quantity of successful bid/ton	Sum money	Ispection Type	Delivery date
C1689830	plastic	RAM25			ton	621.38	Gengsheng	2040	621.38	1267615.20	A	From06.8.1
C1689830	plastic	RAM25			ton	863.53	Gengsheng	2040	863.53	1761601.20	A	From06.8.1
C1689799	castable material with low cement content	DGG-I			ton	130.56	Gengsheng	3150	130.56	411264.00	A	From06.8.1
C1689800	castable material with low cement content	DGG-II			ton	120.2	Gengsheng	2350	120.2	282470.00	A	From06.8.1
C1689800	castable material with low cement content	DGG-II			ton	240.39	Gengsheng	2350	240.39	564916.50	A	From06.8.1
							sum		1976.06	4287866.90
Purchaser: Baosteel Co., Ltd.	Seller:
(Corporate Seal)	(Corporate Seal)

Appendix 2

Sales or purchase contract detailed list

Contract management number: BaoBuy_CP_200607_22405             Version:1             Contract number of seller:             Amount unit: yuan

serial number	Material code	Chinese name	unit	Advance days of sending orders	Unit price without tax	Delivery date	Allowing advance days	Mould expense	Minimum amount	Minimum quantity	Price effective date
	Technical criteria number	Models & specifications	Target quantity	Minimum stock	sum		Allowing delaying days	trial-manufacture expense	Maximum amount	Maximum quantity	Price expiration date
1	C1689799	castable material with low cement content	TON	√	3150					0
	According to design criteria	indefinite form refractory matters, model: DGG-I, material: high alumina	130.56		411,264					143.62
2	C1689800	castable material with low cement content	TON	√	2350					0
	According to design criteria	indefinite form refractory matters, model: DGG-II, material: high alumina	360.59		847,386.5					396.65
3	1689830	plastic	TON	√	2040					0
	According to design criteria	indefinite form refractory matters, model: RAM25, material: high alumina	1484.91		3,029,216.4					1633.4
Total amount: 7,976.06					Total amount: 4,287,866.9
Purchaser: Baosteel Co., Ltd.	Seller: Henan Gengsheng Refractories Co., Ltd.
(Corporate Seal)	(Corporate Seal)